UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 6, 2014 (September 30, 2014)

American Realty Capital Healthcare Trust II, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55201	38-3888962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Allegro Portfolio

On September 30, 2014, following the completion of its due diligence review of a portfolio of five seniors housing communities and one land parcel located in Florida and Kentucky (the “Allegro Portfolio”), American Realty Capital Healthcare Trust II, Inc. (the “Company”) finalized the prerequisite conditions to acquire the Allegro Portfolio under an asset purchase agreement, dated as of August 25, 2014 (the “Allegro Agreement”), by and among American Realty Capital VII, LLC (the “Sponsor”), The Allegro at Abacoa, L.L.C., College Harbor Properties, L.L.C., The Allegro at Willoughby, L.L.C., The Allegro at East Lake, L.L.C. and Harbor Towers, L.L.C., each a Florida limited liability company, and The Allegro at Helmwood, L.L.C, a Kentucky limited liability company (together, the “Allegro Sellers”).

The foregoing description of the Allegro Agreement is a summary and is qualified in its entirety by the terms of the Allegro Agreement.

The description of the Allegro Portfolio set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01 in its entirety.

Benton House Portfolio – Initial Tranche

On September 30, 2014, following the completion of its due diligence review of a portfolio of six seniors housing communities located in Georgia, Florida and Missouri (the “Benton House Initial Tranche”), the Company finalized the prerequisite conditions to acquire the Benton House Initial Tranche under asset purchase agreements, dated as of September 30, 2014 (the “Initial Benton House Agreements”), by and among American Realty Capital Healthcare Trust II Operating Partnership, L.P. (the “OP”), Brunswick SLP, LLC, Dublin Senior Living Partners, LLC, Johns Creek SLP, LLC, Lee’s Summit SLP, LLC, Roswell SLP, LLC and Titusville SLP, LLC, each a Georgia limited liability company (together, the “Initial Benton House Sellers”).

The foregoing description of the Initial Benton House Agreements is a summary and is qualified in its entirety by the terms of the Initial Benton House Agreements.

The description of the Benton House Initial Tranche set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01 in its entirety.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Allegro Portfolio

On September 30, 2014, the Company, through wholly-owned subsidiaries of the OP, consummated its acquisition of the fee simple interest in the Allegro Portfolio. The Allegro Sellers have no material relationship with the Company and the acquisition was not an affiliated transaction. The contract purchase price of the Allegro Portfolio was $172.5 million, exclusive of closing costs. The Company funded the acquisition of the Allegro Portfolio with proceeds from its ongoing initial public offering of common stock.

The Allegro Portfolio will be managed using a structure created under the REIT Investment Diversification and Empowerment Act of 2007, as amended, pursuant to which the Company will receive operating income generated from the operations of the seniors housing communities and skilled nursing facility. Love Management Company, LLC d/b/a Allegro Management Company through certain affiliated entities, each an independent eligible contractor, will manage the properties within the Allegro Portfolio known as The Allegro at Jupiter (Jupiter, Florida), The Allegro at Stuart (Stuart, Florida), The Allegro at Elizabethtown (Elizabethtown, Kentucky), The Allegro at Tarpon Springs (Tarpon Springs, Florida) and The Allegro at St. Petersburg (St. Petersburg, Florida), and will receive a market rate management fee pursuant to separate management contracts.

Benton House Portfolio – Initial Tranche

On September 30, 2014, the Company, through wholly-owned subsidiaries of the OP, consummated its acquisition of the fee simple interest in the Benton House Initial Tranche. The Initial Benton House Sellers have no material relationship with the Company and the acquisition was not an affiliated transaction. The contract purchase price of the Benton House Initial Tranche was $97.7 million, exclusive of closing costs. The Company funded the acquisition of the Benton House Initial Tranche with proceeds from its ongoing initial public offering of common stock.

The Benton House Initial Tranche will be managed using a structure created under the REIT Investment Diversification and Empowerment Act of 2007, as amended, pursuant to which the Company will receive operating income generated from the operations of the seniors housing communities. PSLG Management, LLC, an independent eligible contractor, will manage the properties within the Benton House Initial Tranche known as The Benton House of Brunswick (Brunswick, Georgia), The Benton House of Dublin (Dublin, Georgia), The Benton House of Johns Creek (Johns Creek, Georgia), The Benton House of Lee’s Summit (Lee’s Summit, Missouri), The Manor on the Square (Roswell, Georgia) and The Benton House of Titusville (Titusville, Florida), and will receive a market rate management fee pursuant to separate management contracts.

Item 9.01. Financial Statements and Exhibits.

(a)(4) The audited and unaudited financial statements relating to the Allegro Portfolio and the Benton House Initial Tranche described in Item 1.01 of this Current Report on Form 8-K and required by Rule 3-05 of Regulation S-X are not included in this Current Report on Form 8-K. The Company will file such financial statements with the U.S. Securities and Exchange Commission within 71 calendar days after the date that this Current Report on Form 8-K must be filed, or by December 16, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC.

Date: October 6, 2014	By:	/s/ Thomas P. D’Arcy
Thomas P. D’Arcy
Chief Executive Officer